UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2005

INSULCRETE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	033-27508-LA	33-0338441
(State of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Norris Road, Bakersfield, California 93308
(Address of Principal Executive Office)

Registrant's telephone number including area code: (661) 391-3838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

Insulcrete Announces Results of Internal Investigation: Matter of Correction to Prior Periodic Filings

     Since June 2005, the Board of Directors of Insulcrete, Inc. has conducted an internal investigation to evaluate whether the Company may have inaccurately reported the name of the holder of a certain promissory note with an original principal amount of $25,000 (the "Note") that the Company previously issued in connection with the Company's filings of its periodic reports under the Securities Exchange Act of 1934.

     The Company's investigation initially examined the Company's 1996 Form 10-KSB (the "1996 Form 10-KSB" filed by the Company with the U.S. Securities Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") for the fiscal year ending December 31, 1996 ("Fiscal 1996") and the multiple Form 10-KSB and Form 10-QSB filings made by the Company during the period from Fiscal 1996 through December 31, 2000 (the "Subsequent Periodic Filings").

The Company also examined the following:
(a)

the signed opinion letter from Cashuk, Wiseman & Goldberg of San Diego, California issued March 27, 1997 in connection with the Company's unaudited financial statements for Fiscal 1996 (the "CWG Opinion")

(b)

the signed audit opinion letter from Lawrence P. Rub, C.P.A. of Glenwood, Maryland issued June 17, 1999 in connection with the Company's audited financial statements for Fiscal 1996 (the "Rub Opinion");

(c)

information provided by the President of Alliance Securities Corporation ("ASC") and by the President of International Credit Bureau, Inc. ("ICBI") relating to the Note and the actions of ASC and ICBI thereto; and

(d)	the files relating to the transactions between the Company and an Investor (the "investor") who originally acquired the Note from the Company.

     As result the Company's investigation, the Company has determined that its 1996 Form 10-KSB and Subsequent Periodic Filings inaccurately disclosed the true name of the holder of the Note. In that connection the Company's investigation has revealed that:

(a)

Originally, an investor (the "Investor") loaned the sum of Twenty-Five Thousand Dollars ($25,000) to the Company prior to December 1996 and that this transaction resulted in the Note being issued to the Investor by the Company.

(b)	On or about November 4, 1993, the Investor purchased 1,250,000 shares of the Company's Common Stock ("Shares") in a private placement made by the Company.
(c)

On or about November 4, 1993, the Investor was elected a Director of the Company and on January 17, 1994, the Investor resigned. On the latter date the Investor was elected President of Sun Harbor Mortgage, Inc. ("SHMI"), a then wholly-owned subsidiary of the Company.

(d)	On April 8, 1994, the Investor resigned as President of SHMI.
(e)

On September 21, 1994, the Investor purchased 25,000 shares of the Company's Series C 3% Cumulative Callable Preferred Stock in exchange for the Investor's return of 625,000 Shares of the Company's common stock (the "Investment").

(f)

At some point thereafter, a dispute arose between the Investor and the Company and it appears that the Company issued the Note to the Investor. The Company's investigation did not result in a determination of what transactions occurred or what the nature of the dispute between the Company and the Investor involved, but the Company's documents confirm that the Investor had retained the services of legal counsel and the Investor's legal counsel sought payments to settle the dispute.

(g)

On December 27, 1996, the Investor, ASC and the Company entered into a Settlement Agreement that provided that ASC was to pay the Investor the following: (1) 2,500 shares of the common stock of Alliance Industries, Inc. and (2) a check in the amount of Five Thousand Seven Hundred Fifty Dollars ($5,750) in exchange for: (i) the Investor's release of all claims against the Company; (ii) the Investor's delivery of 1,250,000 shares of the Company; and (iii) the Investor's delivery of the Note to ASC.

The Company has further determined that:
(a)	The disclosures contained in the footnotes of the financial statements issued under the CWG Opinion appear in error;
(b)	The disclosures contained in the footnotes of the financial statements issued under the Rub Opinion appear in error;
(c)	The Note was acquired by ASC and not by Peter H. Norman in accordance with the terms of the December 27, 1996 Settlement Agreement;
(d)	The Note was transferred by ASC to International Credit Bureau, Inc. on or about December 30, 1996; and
(e)	The 1996 Form 10-KSB and the Subsequent Periodic Filings made by the Company in reliance upon the CWG Opinion and the Rub Opinion do not accurately disclose the name of the true holder of the Note.

The Company's Board of Directors has now determined that the true owner of the Note was International Credit Bureau, Inc.

     The Company believes the errors contained in its 1996 Form 10-KSB and the Subsequent Periodic Filings resulted or arose out of the confusion that occurred during the transfer of corporate financial documents from Cashuk, Wiseman & Goldberg to Lawrence P. Rub and that the error in disclosing the true owner and holder of the Note was compounded by a critical fact: the 1996 Form 10-KSB was not filed with the U.S. Securities and Exchange Commission until nearly four years later in the summer of 2000. And, more than that, the error was not noted given the transfer of auditor responsibilities from Cashuk, Wiseman & Goldberg to Lawrence P. Rub. In this context and given the Company's modest financial resources, the Company believes that these errors were entirely unintentional.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULCRETE, INC.

Date: October 5, 2005	By:/s/ Lisa Norman Lisa Norman President